SECURITIES PURCHASE AGREEMENT

     This Securities Purchase Agreement (the "Agreement"), dated as of December ______, 1996, is entered into by and between __________________ acting in its capacity as agent for certain non-U.S. Persons ("Purchaser") and Exsorbet Industries, Inc., an Idaho corporation (the "Company"). This is the Agreement referred to as the Purchase Agreement in the Registration Rights Agreement (as defined in Section 6(b) hereof).

The parties hereto agree as follows:

     1. Purchase and Sale of Convertible Debenture. Upon the basis of the representations and warranties, and subject to the terms and conditions, set forth in this Agreement, the Company covenants and agrees to sell to the Purchaser on the Closing Date, at a purchase price of $______________ (the "Purchase Price"), a Convertible Debenture in registered form in a principal amount of $__________________ and substantially in the form of Exhibit A hereto (the "Debenture"), such Debenture convertible into a number of Common Stock of the Company Issued at Conversion determined pursuant to Article 3 of the Debenture, according to the terms and conditions set forth in the Debenture and upon the basis of the representations and warranties, and subject to the terms and conditions set forth in this Agreement, the Purchaser covenants and agrees to purchase from the Company on the Closing Date the Debenture at the Purchase Price. All capitalized terms not otherwise defined herein shall have the meanings attributed to them in the Debenture.

     2. Closing. The closing of the purchase and sale of the Debenture pursuant to Section 1 hereof shall take place on December _____, 1996 at the offices of Morse, Zelnick, Rose & Lander LLP located at 450 Park Avenue, Suite 902, New York, New York 10022 or at such other date, time and place as the Purchaser and the Company may agree upon in writing (such time and date for the closing, the "Closing Date"). The duly executed Debenture to be purchased by the Purchaser shall be delivered by, or on behalf of, the Company at the closing against payment of the Purchase Price therefor in immediately available funds by, or on behalf of, the Purchaser to the attorney trust account of Morse, Zelnick, Rose & Lander, LLP, (the "Escrow Agent") (Chase Manhattan Bank, Account No. 967086639, ABA Routing Number 021000021). The Escrow Agent shall receive from the Purchaser and the Company written instructions of the Purchaser and the Company in substantially the form of Exhibit A hereto (the Closing Instructions), instructing the Escrow Agent with respect the closing and settlement procedures. Commencing on the second Business Day after delivery to the Escrow Agent of the Purchase Price, the Purchaser, if the Company is not ready, willing and able to consummate the transaction in accordance with the terms of the Closing Instructions, may terminate the proposed transaction by notice to the Company and the Escrow Agent, whereupon the Escrow Agent shall redeliver the Purchase Price to the Purchaser as soon as practicable in accordance with the written instructions of the Purchaser.

     3. Representations. Warranties and Covenants of the Purchaser. The Purchaser understands, and represents and warrants to, and agrees with, the Company, that:

          (a) The Debenture and the Common Stock of the Company Issued at Conversion have not been and, unless registered under the Securities Act of 1933, as amended (the "Securities Act"), in accordance with the Registration Rights Agreement (as defined in Section 6(b)), will not be registered under the Securities Act, or any other applicable securities law, and, accordingly, may not be offered, sold, transferred, pledged, hypothecated or otherwise disposed of ("Transferred") unless registered under the Securities Act or Transferred in a transaction exempt from registration under the Securities Act and any other applicable securities law;

          (b) The Purchaser is an "accredited investor" within the meaning of Rule 501(a) under the Securities Act (an "Accredited Investor"), and is acquiring or will acquire the Debenture and the Common Stock of the Company Issued at Conversion for its own account. The Purchaser has such knowledge and experience in financial and business matters that it is capable of evaluating the merits and risks of an investment in the Debenture and the Common Stock of the Company Issued at Conversion. The Purchaser is aware that it may be required to bear the economic risk of an investment in the Debenture for an indefinite period, and it is able to bear such risk for an indefinite period;

          (c) The Purchaser is acquiring or will acquire the Debenture and the Common Stock of the Company Issued at Conversion for its own account for investment purposes and not with a view to, or for offer or sale in connection with, any distribution thereof. The Purchaser agrees to offer, sell or otherwise transfer the Debenture and the Common Stock of the Company Issued at Conversion only (i) in accordance with the terms of this Agreement and the Debenture, as applicable, and (ii) pursuant to registration under the Securities Act or an exemption from registration under the Securities Act and any other applicable securities law;

          (d) The Purchaser acknowledges that the Company and others will rely upon the truth and accuracy of the foregoing acknowledgments, representations and agreements and further agrees that if any of the acknowledgments, representations and agreements deemed to have been made by the Purchaser by its acquisition of the Debenture and the Common Stock of the Company Issued at Conversion are no longer accurate, it shall promptly notify the Company; and

          (e) The Company has furnished or made available to the Purchaser a full and complete set of its most recent definitive proxy statement in connection with its annual


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

meeting of stockholders, its Annual Report on Form 10-K/A for its most recently completed fiscal year, its Form 10-Q or 10-Q/A for each of its fiscal quarters since the end of its most recently completed fiscal year and any Form 8-K's filed during its current fiscal year (collectively, the "SEC Documents"), which the Company has filed pursuant to the Securities Exchange Act of 1934, as amended.

     4. Representations and Warranties of the Company. The Company represents and warrants to, and agrees with, the Purchaser that:

          (a) The Company has been duly organized and is validly existing as a corporation under the laws of Idaho.

          (b) This Agreement and the Registration Rights Agreement (as defined in Section 6(b)) have been duly authorized, executed and delivered by the Company and constitute valid and binding agreements, enforceable in accordance with their respective terms, and the Company has full corporate power and authority necessary to enter into such agreements and to perform its obligations thereunder.

          (c) No consent, approval, authorization or order of any court, governmental agency or body or arbitrator having jurisdiction over the Company or any of its affiliates or any Subsidiary is required for execution of this Agreement or the Registration Rights Agreement (as defined in Section 6(b)) and the performance of its obligations under such agreements, including, without limitation, the issuance and sale of the Debenture and the Common Stock of the Company Issued at Conversion (except for the registration of the Common Stock of the Company Issued at Conversion under the Securities Act pursuant to the Registration Rights Agreement as defined in Section 6(b)).

          (d) Neither the sale of the Debenture pursuant to this Agreement, nor the performance of its obligations under this Agreement, the Debenture or the Registration Rights Agreement by the Company will:

               (i) violate, conflict with, result in a breach of, or constitute a default (or an event that with the giving of notice or the lapse of time or both would be reasonably likely to constitute a default) under (A) the articles of incorporation or by-laws of the Company or any Subsidiaries, (B) any decree, judgment, order, law, treaty, rule, regulation or determination applicable to the Company or any Subsidiaries of any court, governmental agency or body, or arbitrator having jurisdiction over the Company or any Subsidiaries or over the properties or assets of the Company or any Subsidiaries, (C) the terms of any bond, debenture, Debenture or any other evidence of indebtedness, or any agreement, stock option or other similar plan, indenture, lease, mortgage, deed of trust or other instrument to which the Company or any Subsidiary is a party, by which the Company or any Subsidiary is bound, or to which any of the properties of the Company or any Subsidiary is subject, or (D) the terms of any "lockup" or similar provision of any underwriting or similar agreement to which the Company or any Subsidiary is a party; or

               (ii) result in the creation or imposition of any lien, claim or other encumbrance upon any of the assets of the Company or any Subsidiary.

          (e) The Debenture, when issued and delivered pursuant to this Agreement, will have been duly authorized, executed, issued and delivered and will constitute a legal, valid, binding and enforceable obligation of the Company.

          (f) The Common Stock of the Company Issued at Conversion, when issued,
(i) will be free and clear of any security interests, liens, claims or other encumbrances, (ii) will be duly and validly authorized and issued, (iii) will be fully paid and nonassessable, (iv) will not have been issued or sold in violation of any preemptive or other similar rights of the holders of any securities of the Company, and (v) will not subject the holders thereof to personal liability by reason of being such holders.

          (g) There is no pending or, to the best knowledge of the Company, threatened action, suit, proceeding or investigation before any court, governmental agency or body, or arbitrator having jurisdiction over the Company or any Subsidiaries or any of its affiliates that would materially affect the results of operations of the Company or any Subsidiaries or the execution by the Company or any Subsidiaries of, or the performance by the Company or any Subsidiaries of its obligations under, this Agreement, the Debenture or the Registration Rights Agreement.

          (h) The Company, any person representing the Company, and, to the best knowledge of the Company, any other person selling or offering to sell the Debenture or the Common Stock of the Company Issued at Conversion in connection with the transaction contemplated by this Agreement, have not made, at any time, any oral communication in connection with the offer or sale of the Debenture or the Common Stock of the Company Issued at Conversion that contained any untrue statement of a material fact or omitted to state any material fact necessary in order to make the statements, in the light of the circumstances under which they were made, not misleading.

          i) Except as disclosed to the Purchaser in writing, the Company is not in possession of any material non-public information that, if publicly disclosed, would, or could reasonably be expected to, have an effect on the price of the Company's common stock, par value $.001 per share (the "Common Stock"), which is listed for trading on the National Association of Securities Dealers Automated Quotations Small Capitalization system ("NASDAQ").

     a) (j) Assuming the accuracy of, and compliance with, the representations, warranties and covenants of the Purchaser in this Agreement, the sale of the Debenture pursuant to this Agreement has been made in accordance with the provisions and requirements of Sections 4(2) under the Securities Act ("Section 4(2)") and any applicable state law, and the Common Stock of the Company Issued at Conversion shall comply with the provisions and requirements of Section 3(a)(9) under the Securities Act ("Section 3(a)(9)") and any applicable state law.

          (k) Intentionally omitted.

          (l) The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Idaho and is duly qualified as a foreign corporation in all jurisdictions in which the failure to so qualify would have a material adverse effect on the Company and its Subsidiaries taken as a whole. The Company has registered its common stock pursuant to Section 12 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and the Common Stock is listed and trades on the Nasdaq Small Cap Market. The Company has filed all material required to be filed pursuant to all reporting obligations under either Section 13(a) or 15(d) of the Exchange Act for at least twelve (12) months immediately preceding the offer or sale of the Debentures, and has received no notice, either oral or written, with respect to its continued eligibility for such listing. The Company has timely made all filings required under the Securities Exchange Act during the twelve month period preceding the date hereof and is eligible to use Form S-3 to register the Common Stock Issued at Conversion.

          (m) The Company undertakes and agrees to make all necessary filings in connection with the sale of the Debentures as required by United States laws and regulations or any domestic securities exchange or trading market.

          (n) Since December 31, 1995, there has been no material adverse development in the assets, liabilities, business properties, operations, financial condition or results of operations of the Company and its Subsidiaries, except as disclosed in the filings of the Company with the SEC.

          (o) None of the SEC filings since January 1, 1995 contained, at the time they were filed, any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statement therein in light of the circumstances under which they were made not misleading. The Company has since January 1, 1995 timely filed all requisite forms, reports and exhibits thereto with the Securities and Exchange Commission.

          (p) There is no fact known to the Company or any Subsidiaries (other than general economic conditions known to the public generally) that has not been disclosed in writing to the Purchaser that (i) could reasonably be expected to have a material adverse effect on the condition (financial or otherwise) or in the earnings, business affairs, business prospects, properties or assets of the Company or any Subsidiaries, or (ii) could reasonably be expected to materially and adversely affect the ability of the Company or any Subsidiaries to perform its obligations pursuant to this Agreement.

     5. Covenants of the Company. The Company covenants and agrees with the
Purchaser:

          (a) to comply with all requirements of Section 4(2) with respect to the sale of the Debenture and the Common Stock of the Company Issued at Conversion including but not limited to the filing of a Form D with the Securities and Exchange Commission;

          (b) to notify the Purchaser promptly if at any time during the period beginning on the date of this Agreement and ending on the Closing Date (i) any event shall have occurred as a result of which any communication made by the Company, any person representing the Company, or, to the best knowledge of the Company, by any other person in connection with the transactions contemplated by this Agreement would include an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, or
(ii) there is any public disclosure of material information regarding the Company or its financial condition or results of operation;

          (c) to cause the Common Stock of the Company Issued at Conversion to be, upon delivery, fully paid, nonassessable, free of preemptive rights and free from all taxes, liens, charges, security interests or other encumbrances; and

          (d) have at all times authorized and reserved for issuance, free from preemptive rights, a sufficient number of shares of Common Stock to yield a number of Common Stock of the Company Issued at Conversion sufficient to satisfy the conversion rights of the Purchaser pursuant to the terms and conditions of the Debenture.

     6. Conditions Precedent to the Purchaser's Obligations. The obligations of the Purchaser hereunder are subject to the performance by the Company of its obligations hereunder and to the satisfaction of the following additional conditions precedent:

          (a) The representations and warranties made by the Company in this Agreement shall, unless waived by the Purchaser, be true and correct in all material respects as of the date hereof and at the Closing Date, with the same force and effect as if they had been made on and as of the Closing Date.

          (b) The Company and the Purchaser shall have entered into a Registration Rights Agreement (the "Registration Rights Agreement") in a form satisfactory to the Purchaser.

          (c) The Company will provide an opinion or opinions of counsel, running to the purchasers, confirming in substance, the representations and warranties set out in paragraphs (a), (b), (c), (d), (e), (f), (g), (j) and (l) of Section 4.

          (d) None of the following shall have occurred: (i) any general suspension of trading in, or limitation on prices listed for, the Common Stock on the NASDAQ, (ii) a declaration of a banking moratorium or any suspension of payments in respect to banks in the United States, (iii) a commencement of a war, armed hostilities or other international or national calamity directly or indirectly involving the United States, (iv) any limitation by federal or state authorities on the extension of credit by lending institutions that materially and adversely affects the Purchaser, or (v) in the case of any of the foregoing existing at the date of this Agreement, a material acceleration or worsening thereof.

     7. Conditions Precedent to the Company's Obligations. The obligations of the Company hereunder are subject to the performance by the Purchaser of its obligations hereunder and to the satisfaction of the condition precedent that the representations and warranties made by the Purchaser in this Agreement shall, unless waived by the Company, be true and correct in all material respects as of the date hereof and at the Closing Date, with the same force and effect as if they had been made on and as of the Closing Date.

     8. Transfer of Common Stock of the Company Issued at Conversion.

          (a) Securities Act Legend. Each certificate evidencing the Debenture, the Common Stock of the Company Issued at Conversion, and any certificates issued upon transfer or exchange of the Debenture or the Common Stock of the Company Issued at Conversion shall be stamped or imprinted with a legend substantially as follows:

     THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR UNDER THE SECURITIES LAWS OF ANY STATE; AND MAY NOT BE SOLD, ASSIGNED, TRANSFERRED, PLEDGED OR OTHERWISE DISPOSED OF EXCEPT IN COMPLIANCE WITH, OR PURSUANT TO AN EXEMPTION FROM, THE REQUIREMENTS OF SUCH ACT OR SUCH LAWS.

     (b) Securities Act Compliance. Each holder (a "Holder") of a certificate evidencing the Debenture or the Common Stock of the Company Issued at Conversion which bears the restrictive legend set forth in Section 8(a) above (the "Restricted Securities"), and who proposes to Transfer (as defined in Section 3(a) of this Agreement) any Restricted Securities, shall give written notice to the Company of such Holder's intention to effect such Transfer. Each such notice shall describe the manner and circumstances of the proposed sale or other disposition in sufficient detail and may be accompanied by an opinion of legal counsel to the Holder. Promptly upon receipt of such notice, the Company shall present a copy thereof (together with any accompanying opinion of legal counsel to the Holder) to its legal counsel, and the following provisions shall apply:

               (i) If, in the opinion of legal counsel to such Holder, satisfactory in form and substance to the Company and its legal counsel, or if such notice was not accompanied by an opinion of legal counsel to the Holder, then, if, in the opinion of legal counsel to the Company, the proposed sale or other disposition may be effected without registering the Restricted Securities involved under the Securities Act or under state securities laws, such Holder shall be entitled to Transfer such Restricted Securities in accordance with the terms of the notice delivered to the Company. The Company will advise the Holder, within five (5) business days after submission of such notice, whether such Holder is entitled to so Transfer the Restricted Securities. If the Holder is entitled to so Transfer, he shall submit the stock certificate or certificates evidencing the Restricted Securities to be Transferred to the Company in proper form for Transfer and accompanied by appropriate instruments of Transfer. Restricted Securities thus Transferred (and each of the certificates evidencing any untransferred balance of the Common Stock of the Company Issued at Conversion not so transferred) shall bear the restrictive legend set forth in Section 8(a), unless, in the opinion of both such legal counsel (or legal counsel to the Company if the Holder did not present an opinion of its legal counsel), such legend is not required by the applicable provisions of the Securities Act or state securities laws; and

               (ii) If in the reasonable opinion of either of such legal counsel (or legal counsel to the Company if the Holder did not present an opinion of its legal counsel), the proposed Transfer cannot be effected without registering the Common Stock of the Company Issued at Conversion involved under the Securities Act or state securities laws, such Holder shall not offer to Transfer or Transfer such Restricted Securities unless and until such Restricted Securities have been registered under the Securities Act or state securities laws for such purpose or an exemption from such registration becomes available pursuant to
Section 8(b)(i) above. The Company has obligated itself to register the Common Stock of the Company Issued at Conversion pursuant to the terms of the Registration Rights Agreement, a copy of which is attached hereto and made a part hereof.

     9. Fees and Expenses. Each of the Purchaser and the Company agrees to pay its own expenses incident to the performance of its obligations hereunder, including, but not limited to, the fees, expenses and disbursements of such party's counsel.

     10. Survival of the Representations. Warranties, etc. The respective agreements, representations, warranties, indemnities and other statements made by or on behalf of the Company and the Purchaser, respectively, pursuant to this Agreement, shall remain in full force and effect, regardless of any investigation made by or on behalf of the other party to this Agreement or any officer, director or employee of, or person controlling or under common control with, such party and will survive delivery of any payment for the Debenture and the Common Stock of the Company Issued at Conversion.

     11. Notices. All notices, requests and other communications hereunder must be in writing and will be deemed to have been duly given if delivered personally or by facsimile transmission, and confirmed, or mailed postage prepaid to the parties at the following addresses or facsimile numbers:

If to the Purchaser, to:
______________________________
______________________________
______________________________
Telecopy: ____________________

with a copy to:


______________________________
______________________________
______________________________
Telecopy: ____________________

If to the Company, to:

Exsorbet Industries, Inc.
4294 Lakeland Drive, Suite 200
Jackson, Miss. 39208
Attention: President
Telecopy: (601) 936-2500

with a copy to:





Exsorbet Industries, Inc.
1401 South Waldron Road, Suite 201
Fort Smith, AR 72903
Attention: General Counsel
Telecopy: (501) 452-6022

All such notices, requests and other communications will (i) if delivered personally to the address as provided in this Section, be deemed given upon delivery, (ii) if delivered by facsimile transmission to the facsimile number as provided in this Section, be deemed given upon receipt, and (iii) if delivered by mail in the manner described above to the address as provided in this Section, be deemed given upon receipt (in each case regardless of whether such notice, request or other communication is received by any other Person to whom a copy of such notice is to be delivered pursuant to this Section). Any party from time to time may change its address, facsimile number or other information for the purpose of notices to that party by giving notice specifying such change to the other parties hereto.

     12. Third Party Beneficiary. Any permitted transferee of any part of the principal amount of the Debenture or the Common Stock of the Company Issued at Conversion shall be a third party beneficiary of the Company's obligations under this Agreement, the Debenture and the Registration Rights Agreement. Such person shall have all the rights of a third party beneficiary with respect to the enforcement against the Company of any provision of this Agreement, the Debenture and the Registration Rights Agreement.

     13. Non-delivery of the Conversion Shares. If, within 10 Business Days of the date on which the Purchaser requests conversion of any of the Convertible Debenture, the Company shall fail to (i) issue the Common Stock of the Company Issued at Conversion and (ii) deliver to the Purchaser certificate representing the Common Stock of the Company Issued at Conversion for any reason other than failure by the Purchaser to comply with its obligations hereunder, then the company shall:

          a. hold the Purchaser harmless against any loss, claim or damage arising from or as a result of such failure by the Company (including, without limitation, any such loss, claim or damage resulting from an obligation to resell the Common Stock of the Company Issued at Conversion); and

          b. reimburse the Purchaser for all of its out-of-pocket expenses, including fees and disbursements of its counsel, incurred by the Purchaser in connection with this Agreement and the transactions contemplated herein; provided however, that the Company shall then be under no further liability to the Purchaser except as provided in this Section 13 and Section 14 hereof.

     14. Indemnification. a. The Company agrees to indemnify the Purchaser and its officers, directors, employees, agents and affiliates in respect of, and hold each of them harmless from and against, any and all damages, fines, fees, penalties, deficiencies, losses and expenses (including without limitation interest, court costs, fees of attorneys, accountants and other experts or other expenses of litigation or other proceedings or of any claim, default or assessment) ("Losses") suffered, incurred or sustained by any of them or to which any of them becomes subject, resulting from, arising out of or relating to any misrepresentation, breach of warranty or nonfulfillment of or failure to perform any covenant or agreement on the part of the Company contained in this Agreement, as such expenses are incurred, unless such Loss results primarily from the Purchaser's gross negligence, recklessness or bad faith in performing the obligations which are the subject of this Agreement.

     b. The Purchaser agrees to indemnify the Company and its officers, directors, employees, agents and affiliates in respect of, and hold each of them harmless from and against, any and all Losses suffered, incurred or sustained by any of them or to which any of them becomes subject, resulting from, arising out of or relating to any misrepresentation, breach of warranty or nonfulfillment of or failure to perform any covenant or agreement on the part of Purchaser contained in this Agreement, as such expenses are incurred, unless such Loss results primarily from the Company's gross negligence, recklessness or bad faith in performing the obligations which are the subject of this Agreement.

     15. Method of Asserting Indemnification Claims. All claims for indemnification by any Indemnified Party (as defined below) under Section 14 will be asserted and resolved as follows:

          a. In the event any claim or demand in respect of which any person claiming indemnification under any provision of Section 14 (an Indemnified Party) might seek indemnity under Section 14 is asserted against or sought to be collected from such Indemnified Party by a person other than the Company, the Purchaser or any affiliate of the Company or the Purchaser (a Third Party Claim), the Indemnified Party shall deliver a written notification, enclosing a copy of all papers served, if any, and specifying the nature of and basis for such Third Party Claim and for the Indemnified Party's claim for indemnification that is being asserted under any provision of Section 14 against any person (the Indemnifying Party), together with the amount or, if not then reasonably ascertainable, the estimated amount, determined in good faith, of such Third Party Claim (a Claim Notice) with reasonable promptness to the Indemnifying Party. If the Indemnified Party fails to provide the Claim Notice with reasonable promptness after the Indemnified Party receives notice of such Third Party Claim, the Indemnifying Party will not be obligated to indemnify the Indemnified Party with respect to such Third Party Claim to the extent that the Indemnifying Party's ability to defend has been irreparably prejudiced by such failure of the Indemnified Party. The Indemnifying Party will notify the Indemnified Party as soon as practicable within the period ending thirty (30) calendar days following receipt by an Indemnifying Party of either a Claim Notice or an Indemnity Notice (as defined below) (the Dispute Period) whether the

Indemnifying Party disputes its liability to the Indemnified Party under Section 14 and whether the Indemnifying Party desires, at its sole cost and expense, to defend the Indemnified Party against such Third Party Claim.

               (i) If the Indemnifying Party notifies the Indemnified Party within the Dispute Period that the Indemnifying Party desires to defend the Indemnified Party with respect to the Third Party Claim pursuant to this Section 15(a), then the Indemnifying Party will have the right to defend, with counsel reasonably satisfactory to the Indemnified Party, at the sole cost and expense of the Indemnifying Party, such Third Party Claim by all appropriate proceedings, which proceedings will be vigorously and diligently prosecuted by the Indemnifying Party to a final conclusion or will be settled at the discretion of the Indemnifying Party (but only with the consent of the Indemnified Party in the case of any settlement that provides for any relief other than the payment of monetary damages or that provides for the payment of monetary damages as to which the Indemnified Party will not be indemnified in full pursuant to Section 14). The Indemnifying Party will have full control of such defense and proceedings, including any compromise or settlement thereof; provided, however, that the Indemnified Party may, at the sole cost and expense of the Indemnified Party, at any time prior to the Indemnifying Party may, at the sole cost and expense of the Indemnified Party, at any time prior to the Indemnified Party's delivery of the notice referred to in the first sentence of this clause (i), file any motion, answer or other pleading or take any other action that the Indemnified Party reasonably believes to be necessary or appropriate to protect its interests; and provided further, that if requested by the Indemnifying Party, the Indemnified Party will, at the sole cost and expense of the Indemnifying Party, provide reasonable cooperation to the Indemnifying Party in contesting any Third Party Claim that the Indemnifying Party elects to contest. The Indemnified Party may participate in, but not control, any defense or settlement of any Third Party Claim controlled by the Indemnifying Party pursuant to this clause (i), and except as provided in the preceding sentence, the Indemnified Party will bear its own costs and expenses with respect to such participation. Notwithstanding the foregoing, the Indemnified Party may take over the control of the defense or settlement of a Third Party Claim at any time if it irrevocably waives its right to indemnity under Section 14 with respect to such Third Party Claim.

               (ii) If the Indemnifying Party fails to notify the Indemnified Party within the Dispute Period that the Indemnifying Party desires to defend the Third Party Claim


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

pursuant to Section 15(a), or if the Indemnifying Party gives such notice but fails to prosecute vigorously and diligently or settle the Third Party Claim, or if the Indemnifying Party fails to give any notice whatsoever within the Dispute Period, then the Indemnified Party will have the right to defend, at the sole cost and expense of the Indemnifying Party, the Third Party Claim by all appropriate proceedings, which proceedings will be prosecuted by the Indemnified Party in a reasonable manner and in good faith or will be settled at the discretion of the Indemnified Party (with the consent of the Indemnifying Party, which consent will not be unreasonably withheld). The Indemnified Party will have full control of such defense and proceedings, including any compromise or settlement thereof; provided however, that if requested by the Indemnified Party, the Indemnifying Party will, at the sole cost and expense of the Indemnifying Party, provide reasonable cooperation to the Indemnified Party and its counsel in contesting any Third Party Claim which the Indemnified Party is contesting. Notwithstanding the foregoing provisions of this clause (ii), if the Indemnifying Party has notified the Indemnified Party within the Dispute Period that the Indemnifying Party disputes its liability hereunder to the Indemnified Party with respect to such Third Party Claim and if such dispute is resolved in favor of the Indemnifying Party in the manner provided in clause (iii) below, the Indemnifying Party will not be required to bear the costs and expenses of the Indemnified Party's defense pursuant to this clause (ii) or of the Indemnifying Party's participation therein at the Indemnified Party's request, and the Indemnified Party will reimburse the Indemnifying Party in full for all reasonable costs and expenses incurred by the Indemnifying Party in connection with such litigation. The Indemnifying Party may participate in, but not control, any defense or settlement controlled by the Indemnified Party pursuant to this clause (ii), and the Indemnifying Party will bear its own costs and expenses with respect to such participation.

               (iii) If the Indemnifying Party notifies the Indemnified Party that it does not dispute its liability to the Indemnified Party with respect to the Third Party Claim under Section 14 or fails to notify the Indemnified Party within the Dispute Period whether the Indemnifying Party disputes its liability to the Indemnified Party with respect to such Third Party Claim, the Loss in the amount specified in the Claim Notice will be conclusively deemed a liability of the Indemnifying Party under Section 14 and the Indemnifying Party shall pay the amount of such Loss to the Indemnified Party on demand. If the Indemnifying Party has timely disputed its liability with respect to such claim, the Indemnifying Party and the Indemnified Party will proceed in good faith to negotiate a resolution of such dispute, and if not resolved through negotiations within the Resolution Period, such dispute shall be resolved by arbitration in accordance with paragraph (c) of Section 15.

          b. In the event any Indemnified Party should have a claim under
Section 14 against any Indemnifying Party that does not involve a Third Party Claim, the Indemnified Party shall deliver a written notification of a claim for indemnity under Section 14 specifying the nature of and basis for such claim, together with the amount, or if not then reasonably ascertainable, the estimated amount, determined in good faith, of such claim (an Indemnity

Notice) with reasonable promptness to the Indemnifying Party. The failure by any Indemnified Party to give the Indemnity Notice shall not impair such party's rights hereunder except to the extent that an Indemnifying Party demonstrates that it has been irreparably prejudiced thereby. If the Indemnifying Party notifies the Indemnified Party that it does not dispute the claim described in such Indemnity Notice or fails to notify the Indemnified Party within the Dispute Period whether the Indemnifying Party disputes the claim described in such Indemnity Notice, the Loss in the amount specified in the Indemnity Notice will be conclusively deemed a liability of the Indemnifying Party under Section 14 and the Indemnifying Party shall pay the amount of such Loss to the Indemnified Party on demand. If the Indemnifying Party has timely disputed its liability with respect to such claim, the Indemnifying Party and the Indemnified Party will proceed in good faith to negotiate a resolution of such dispute, and if not resolved through negotiations within the Resolution Period, such dispute shall be resolved by arbitration in accordance with paragraph (c) of this
Section 15.

          c. Any dispute submitted to arbitration pursuant to this Section 15 shall be finally and conclusively determined by the decision of a board of arbitration consisting of three (3) members (hereinafter sometimes called the "Board of Arbitration") selected as hereinafter provided. Each of the Indemnified Party and the Indemnifying Party shall select one (1) member and the third member shall be selected by mutual agreement of the other members, or if the other members fail to reach agreement on a third member within twenty (20) days after their selection, such third member shall thereafter be selected by the American Arbitration Association upon application made to it for such purpose by the Indemnified Party. The Board or Arbitration shall meet in New York, New York or such other place as a majority of the members of the Board of Arbitration determines more appropriate, and shall reach and render a decision in writing (concurred in by a majority of the members of the Board of Arbitration) with respect to the amount, if any, which the Indemnifying Party is required to pay to the Indemnified Party in respect of a claim filed by the Indemnified Party. In connection with rendering its decision, the Board of Arbitration shall adopt and follow such rules and procedures as a majority of the members of the Board of Arbitration deems necessary or appropriate. To the extent practical, decisions of the Board of Arbitration shall be rendered no more than thirty (30) calendar days following commencement of proceedings with respect thereto. The Board of Arbitration shall cause its written decision to be delivered to the Indemnified Party and the Indemnifying Party. Any decision made by the Board of Arbitration (either prior to or after the expiration of such thirty (30) calendar day period) shall be final, binding and conclusive on the Indemnified Party and the Indemnifying Party and entitled to be enforced to the fullest extent permitted by law and entered in any court of competent jurisdiction. Each party to any arbitration shall bear its own expense in relation thereto, including but not limited to such party's attorneys fees, if any, and the expenses and fees of the Board of Arbitration shall be divided between the Indemnifying Party and the Indemnified Party in the same proportion as the portion of the related claim determined by the Board of Arbitration to be payable to the Indemnified Party bears to the portion of such claim determined not to be so payable.

     16. Miscellaneous.

          (a) This Agreement may be executed in one or more counterparts and it is not necessary that signatures of all parties appear on the same counterpart, but such counterparts together shall constitute but one and the same agreement.

          (b) This Agreement shall inure to the benefit of and be binding upon the parties hereto, their respective successors and permitted assigns and, with respect to Sections 14 and 15 hereof, the officers, directors and controlling persons thereof and each person under common control therewith, and no other person shall have any right or obligation hereunder.

          (c) This agreement shall be governed by, and construed in accordance with, the laws of the State of New York (without giving effect to conflicts of laws principles). With respect to any suit, action or proceedings relating to this Agreement, each of the Company and the Purchaser irrevocably submits to the exclusive jurisdiction of the courts of the State of New York and the United States District Court located in the Borough of Manhattan in the City of New York and hereby waives to the fullest extent permitted by applicable law any claim that any such suit, action or proceeding has been brought in an inconvenient forum. Subject to applicable law, the Company agrees that final judgment against it in any legal action or proceeding arising out of or relating to this Agreement or the Debenture shall be conclusive and may be enforced in any other jurisdiction within or outside the United States by suit on the judgment, a certified copy of which judgment shall be conclusive evidence thereof and the amount of its indebtedness, or by such other means provided by law.

          (d) The headings of the sections of this document have been inserted for convenience of reference only and shall not be deemed to be a part of this Agreement.

          (e) The provisions of this Agreement are severable, and if any clause or provision shall be held invalid, illegal or unenforceable in whole or in part in any jurisdiction, then such invalidity or unenforceability shall affect in that jurisdiction only such clause or provision, or part thereof, and shall not in any manner affect such clause or provision in any other jurisdiction or any other clause or provision of this Agreement in any jurisdiction.

          (f) This Agreement, including the schedules and exhibits hereto, constitutes the sole and entire agreement of the parties with respect to the subject matter hereof, which are expressly incorporated herein.

     17. Time of Essence. Time shall be of the essence in this Agreement.

     18. Escrow Agent. The Escrow Agent shall not be liable for any action taken or omitted by it in good faith and its liability hereunder shall be limited to liability for gross negligence, willful misconduct or bad faith on its part. The Company and the Purchaser agree to save harmless, indemnify and defend the Escrow Agent for, from and against any loss, damage, liability, judgment, cost and expense whatsoever, by reason of, or on account of, any misrepresentation made to it or its status or activities as Escrow Agent under this Agreement except for any loss, damage, liability, judgment, cost or expense resulting from gross negligence, willful misconduct or bad faith on the part of the Escrow Agent.

     It is understood and further agreed that the Escrow Agent shall:

          (a) be under no duty to enforce payment of any subscription that is to be paid to and held by it hereunder;

          (b) promptly notify the Purchaser and the Company of any discrepancy between the amounts set forth on any statement delivered by the Purchaser and/or the Company and the sum or sums delivered to it therewith;

          (c) be under no duty to accept funds, checks, drafts or instruments for the payment of money from anyone other than the Company or the Purchaser, or to give any receipt therefor except to the Company or the Purchaser, with a copy in each case to the Company;

          (d) be protected in acting upon any notice, request, certificate, approval, consent or other paper reasonably believed by it to be genuine and to be signed by the proper party or parties;

          (e) be permitted to consult with counsel of its choice, and shall not be liable for any action taken, suffered, or omitted by it in accordance with the advice of such counsel; provided, however, that nothing in this subsection
(e), nor any action taken by the Escrow Agent, or suffered or omitted by it in accordance with the advice of any counsel, shall relieve the Escrow Agent from liability for any claims that are occasioned by its gross negligence, willful misconduct, or bad faith;

          (f) not be bound by any modification, amendment, termination, cancellation, or rescission of this Agreement, unless the same shall be in writing and signed by it;

          (g) be entitled to refrain from taking any action other than to keep all property held in escrow if it (i) shall be uncertain concerning its duties or rights hereunder, or (ii) shall have received claims or demands from any party, or (iii) shall have received instructions from the Purchaser and/or the Company that, in the Escrow Agent's opinion, are in conflict with any of the provisions of this Agreement, until it shall have received a final judgment by a court of competent jurisdiction;

          (h) have no liability for following the instructions herein or expressly provided for herein, or the joint written instructions given by the Purchaser and the Company; and

          (i) have the right, at any time, to resign hereunder by giving written notice of its resignation to all other parties hereto at least three (3) days prior to the date specified for such resignation to take effect, and upon the effective date of such resignation all cash and other payments and all other property then held by the Escrow Agent hereunder shall be delivered by it to such person as may be designated in writing by the other parties executing this Agreement, whereupon the Escrow Agent's obligations hereunder shall cease and terminate. If no such person has been designated by such date, all obligations of the Escrow Agent hereunder shall, nevertheless, cease and terminate. The Escrow Agent's sole responsibility thereafter shall be to keep safely all property then held by it and to deliver the same to a person designated by the other parties executing this Agreement or in accordance with the directions of a final order or judgment of a court of competent jurisdiction.

     16. Lock Out Period. For a period of six months following the date of closing of this Agreement (the Lock Out Period), the Company will not, without the consent of all the Purchasers, enter into any other agreements for the issuance of any security, for which cash consideration is received by the Company, that is convertible into common stock of the company. In the event that registration of the Company's Common Stock pursuant to the Registration Rights Agreement between the parties is not effective until more than 90 days after the closing of this Agreement, the Lock Out Period shall continue through the expiration of 90 days after the effective date of such registration.

     17. Delivery of Stock. The Company will permit the Purchaser to exercise its right to convert the Debenture by telecopying an executed and completed Notice of Conversion to the Company and delivering within three business days thereafter, the original Notice of Conversion and Debenture by express courier. Each date on which a Notice of Conversion is telecopied to and received by the Company in accordance with the provisions hereof shall be deemed a Conversion Date. The Company will transmit the certificates representing the shares of Common Stock of the Company Issued at Conversion and the newly issued Debenture representing the amount of the Debenture which remains unconverted to the Purchaser via express courier within three business days after receipt by the Company of the original Notice of Conversion and the Debenture.

     18. Liquidated Damages for Failure to Deliver. The Company understands that a delay beyond the deadline for delivery, specified in paragraph 17, could result in economic loss to the Purchaser. As compensation to the Purchaser for such loss, the Company agrees to pay late payments to the Purchaser for the late issuance of shares issuable at conversion in accordance with the following schedule (where No. Business Days Late is defined as the number of business days beyond three business days from Delivery Date):

                                              Late Payment for Each
                                              $10,000 of Debenture
        No. Business Days Late           Principal Amount Being Converted
        ----------------------           --------------------------------
                  1                                  $ 50.00
                  2                                  $100.00
                  3                                  $150.00
                  4                                  $200.00
                  5                                  $250.00
                  6                                  $300.00
                  7                                  $350.00
                  8                                  $400.00
                  9                                  $450.00


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

                 10                                  $500.00
                >10                  $500.00 + $100.00 for Each Business Day
                                                  Beyond 10 Days

The Company shall pay any payments incurred under this Section in immediately available funds upon demand. Nothing herein shall limit a Purchaser's right to pursue actual damages for the Company's failure to issue and deliver Common Stock to the Purchaser. Furthermore, in addition to any other remedies which may be available to the Purchaser, in the event that the Company fails for any reason to effect delivery of such shares of Common Stock within five business days after the Delivery Date, the Purchaser will be entitled to revoke the relevant Notice of Conversion by delivering a notice to such effect to the Company whereupon the Company and the Purchaser shall each be restored to their respective positions immediately prior to such Notice of Conversion.

     IN WITNESS WHEREOF, this Agreement has been duly executed and delivered by the duly authorized officer(s) of each party hereto as of the date first above written.


                                       PURCHASER



                                       By: ______________________________
                                       Title: ____________________________


                                       EXSORBET INDUSTRIES, INC.


                                       By: ______________________________
                                       Title: ____________________________

                                    EXHIBIT A

CONVERTIBLE DEBENTURE

                                       21